UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 18, 2017, the Board of Directors of Tintri, Inc. (the “Company”) approved a restructuring and reduction in force plan of a little more than 10% of the Company’s global workforce. The restructuring is part of an overall plan to drive efficiencies in the Company’s sale organization and other business units. The Company expects to substantially complete the restructuring in its third quarter of fiscal 2018, which ends on October 31, 2017.

The Company estimates it will incur approximately $1.6 million to $1.8 million of cash expenditures in connection with the restructuring, substantially all of which relate to severance costs. Total restructuring expenses are estimated at $0.6 million to $0.7 million, substantially all of which relate to severance costs. Total restructuring expense is expected to be lower than cash restructuring costs primarily due to the reversal of previously recognized non-cash stock-based compensation expense related to awards that will not vest as a result of the restructuring plan. The Company expects to recognize most of these pre-tax restructuring charges in the third quarter of fiscal 2018.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s estimates of the magnitude of workforce reductions, cash expenditures that may be made by the Company and non-cash charges that may be incurred by the Company in connection with the restructuring plan, and the size and availability of credits related to non-cash stock-based compensation expense in connection with the restructuring plan. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the Company’s ability to implement the restructuring in various jurisdictions; possible changes in the size and components of the expected costs and charges associated with the restructuring; risks associated with the Company’s ability to achieve the benefits of the restructuring; and the risks more fully described in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2017 filed with the Securities and Exchange Commission. The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof, and Company disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: September 20, 2017	By:	/s/ Ian Halifax
Ian Halifax
Chief Financial Officer